UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported): October 15, 2012

ALTA MESA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Texas	333-173751	20-3565150
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15021 Katy Freeway, Suite 400

Houston, Texas, 77094

(Address of principal executive offices)

(281) 530-0991

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 15, 2012, Alta Mesa Holdings, LP (the “Company”) and its wholly-owned subsidiary Alta Mesa Finance Services Corp. (together with the Company, the “Issuers”), with certain subsidiaries of the Company as guarantors (the “Guarantors”), issued $150 million in aggregate principal amount of the Issuers’ 9 5/8% senior notes due 2018 (the “Additional Notes”) to Wells Fargo Securities, LLC, as representative of the several initial purchasers (the “Initial Purchasers”), in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Additional Notes were issued at 99% of their face value and are additional notes under an indenture (the “Indenture”) pursuant to which the Issuers initially issued $300 million principal amount of their 9 5/8% senior notes due 2018 on October 13, 2010 (the “Existing Notes” and together with the Additional Notes, the “Notes”). The Additional Notes are treated as a single series with, and have the same terms as, the Existing Notes, but are not fungible with the Existing Notes for trading purposes unless and until they are exchanged for registered notes.

The Company used the net proceeds from the offering of $145.3 million (after deducting estimated fees and offering expenses) to repay existing indebtedness under its senior secured revolving credit facility. As a result of the completion of the offering, the borrowing base under the Company’s senior secured revolving credit facility was automatically reduced from $350 million to $313.6 million.

The Additional Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Additional Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act.

Indenture

On October 13, 2010, the Issuers entered into the Indenture, by and among the Issuers, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”), governing the terms of the Notes.

Interest and Maturity. The Notes will mature on October 15, 2018. The interest payment dates for the Notes are April 15 and October 15 of each year. Interest will be paid on the Additional Notes from October 15, 2012 until maturity.

Optional Redemption. Prior to October 15, 2013, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 109.625% of the principal amount of Notes, plus accrued and unpaid interest, if any, to the date of redemption, if at least 65% of the aggregate principal amount of the Notes remains outstanding and the redemption occurs within 120 days of the closing of such equity offering. Before October 15, 2014, the Issuers may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make-whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after October 15, 2014, the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 104.813% for the twelve-month period beginning on October 15, 2014, 102.406% for the twelve-month period beginning October 15, 2015, and 100% for the twelve-month period beginning October 15, 2016 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

Certain Covenants. The Indenture contains customary covenants that restrict the Company’s ability and the ability of certain of its subsidiaries to: (i) sell assets, including equity interests in subsidiaries; (ii) pay distributions on, redeem or repurchase Company units or redeem or repurchase subordinated debt; (iii) make investments; (iv) incur indebtedness; (v) create or incur certain liens; (vi) enter into agreements that restrict dividends, distributions or other payments from subsidiaries to the Company; (vii) consolidate, merge or transfer all or substantially all of the Company’s assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; or (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The Indenture also contains customary “Events of Default.” Each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) failure by the Issuers or any Guarantor to comply for 60 days after notice to comply with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed by the Company or any of its restricted subsidiaries (or the payment of which is guaranteed by the Company or any of its restricted subsidiaries), whether such indebtedness or guarantee now exists, or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or the maturity of which has been so accelerated, aggregates $20.0 million or more; (vi) failure by the Issuers, any significant subsidiary or group of restricted subsidiaries that, taken together, would constitute a significant subsidiary to pay final judgments aggregating in excess of $20.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as provided in the Indenture, any subsidiary guarantee ceases to be in full force and effect or is declared null and void in a judicial proceeding or the Company or any Guarantor that is a significant subsidiary denies or disaffirms its obligations under the Indenture or its subsidiary guarantee; and (viii) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers, any significant subsidiary or group of restricted subsidiaries that, taken together would constitute a significant subsidiary.

Upon a continuing Event of Default, the Trustee, by notice to Issuers or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may, declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause the Notes to become due and payable.

Registration Rights Agreement

On October 15, 2012, the Issuers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Guarantors and Wells Fargo Securities, LLC, as representative of the Initial Purchasers in connection with the private placement of the Additional Notes.

Under the Registration Rights Agreement, the Issuers and the Guarantors shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Additional Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 180 days after October 15, 2012. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Additional Notes within the specified time periods.

Miscellaneous

The descriptions set forth above are qualified in their entirety by reference to the Indenture, which is filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on April 27, 2011, and the Registration Rights Agreement, which is filed with this Current Report on Form 8-K as Exhibit 4.2. The Indenture and the Registration Rights Agreement are incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

On October 15, 2012, the Company issued a press release announcing the closing of the offering of the Additional Notes. The full text of the press release is furnished herewith as Exhibit 99.1, and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K and in Exhibit 99.1 to comply with Regulation FD. Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Title of Document

4.1	Indenture by and among the Issuers, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee, dated as of October 13, 2010 (incorporated by reference from Exhibit 4.1 to Alta Mesa Holdings, LP’s registration statement on Form S-4 filed with the SEC on April 27, 2011).

4.2	Registration Rights Agreement dated October 15, 2012 by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Guarantors named therein and the Initial Purchasers named therein.

99.1	Press Release dated October 3, 2012 announcing closing of the offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTA MESA HOLDINGS, LP

October 15, 2012	By:	/s/ Michael A. McCabe
Michael A. McCabe, Vice President and Chief Financial Officer of Alta Mesa Holdings GP, LLC, general partner of Alta Mesa Holdings, LP

Exhibit Index

Exhibit Number	Title of Document

4.1	Indenture by and among the Issuers, the Subsidiary Guarantors and Wells Fargo Bank, N.A., as Trustee, dated as of October 13, 2010 (incorporated by reference from Exhibit 4.1 to Alta Mesa Holdings, LP’s registration statement on Form S-4 filed with the SEC on April 27, 2011).

4.2	Registration Rights Agreement dated October 15, 2012 by and among Alta Mesa Holdings, LP, Alta Mesa Finance Services Corp., the Guarantors named therein and the Initial Purchasers named therein.

99.1	Press Release dated October 3, 2012 announcing closing of the offering.